Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact: Investor Relations
https://ir.cedarfair.com	Michael Russell, 419.627.2233

CEDAR FAIR PROVIDES PRELIMINARY OPERATING RESULTS FOR THE 2020 THIRD QUARTER AND UPDATES ITS CURRENT LIQUIDITY POSITION

SANDUSKY, OHIO (Oct. 1, 2020) — Cedar Fair Entertainment Company (NYSE: FUN), a leader in regional amusement parks, water parks and immersive entertainment, today provided preliminary operating results for its third quarter ended Sept. 27, 2020, and, in light of the ongoing COVID-19 pandemic, updated the market on its current liquidity position.

As previously announced, the Company suspended operations of its parks beginning on March 14, 2020, in response to the spread of COVID-19 and local government mandates, which has had a significant impact on the Company’s 2020 financial performance. Beginning late in the second quarter, the Company resumed partial operations at seven of its parks on a staggered basis, in accordance with state and local approvals and health and safety guidelines.

In connection with reopening the parks, the Company has implemented enhanced health and safety protocols, including increased cleaning and sanitization procedures, social distancing protocols, capacity limitations, face covering requirements, and health and temperature screenings for both guests and employees. In addition, the Company has actively managed the parks’ operating days and hours to optimize cash flow.

Attendance at the reopened parks has been impacted by self-imposed limitations, fewer operating days and hours, significantly reduced marketing spend, and a limited event lineup. Despite these limitations, park attendance trends have gradually improved since reopening. Attendance versus the prior-year period has ranged from approximately 20% to 25% upon initially reopening, to approximately 35% to 40% for the last few weeks leading up to Labor Day. On several days in August, attendance at several parks easily exceeded 50% of prior-year attendance.

Cedar Fair Entertainment Company – One Cedar Point Drive, Sandusky, Ohio 44870-5259 – 419.627.2233

CEDAR FAIR PROVIDES PRELIMINARY OPERATING RESULTS, UPDATES CURRENT LIQUIDITY POSITION

Oct. 1, 2020

“Given the challenges and uncertain environment caused by the pandemic, we are pleased to have opened seven of our parks to date,” said Cedar Fair President and CEO Richard A. Zimmerman. “Getting parks open has allowed us to reengage with our customers and, at the same time, demonstrate the ability to provide our guests and associates with a safe and enjoyable entertainment offering. While attendance levels were somewhat soft upon initially reopening, we are pleased with how demand trends have improved and are encouraged with this positive momentum as we look ahead to 2021.”

Preliminary Third Quarter Operating Results

The following third quarter operating results are estimates based on the latest information available and subject to change as the Company completes its customary quarterly financial closing procedures. The Company anticipates reporting final third quarter results in early November 2020.

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Attendance in the third quarter totaled 1.3 million guests, a decline of 11.9 million guests from the third quarter of 2019. The attendance decline was largely due to 6 of the Company’s 13 properties being closed in the quarter, while its open parks offered only limited operations due to the pandemic.

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In-park per capita spending is expected to decrease by approximately 6% to $47 compared to $49.94 in the third quarter of 2019. In-park per capita spending increases in food/beverage, merchandise and games, collectively up 18% in the period, were more than offset by decreases of guest spending in admissions and extra charge, primarily front-of-line Fast Lane products. The decrease in admissions spending was the result of a higher mix of season pass visitation in the quarter (55%) compared to the same period last year (46%). Excluding the impact of season passes, admissions spending on all other ticket types was up 4% in the quarter.

Cedar Fair Entertainment Company – One Cedar Point Drive, Sandusky, Ohio 44870-5259 – 419.627.2233

CEDAR FAIR PROVIDES PRELIMINARY OPERATING RESULTS, UPDATES CURRENT LIQUIDITY POSITION

Oct. 1, 2020

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Net revenues for the quarter are expected to be between $85 million and $90 million, compared to $715 million in the third quarter of 2019. The decrease in net revenues was the direct result of the 11.9 million-visit decrease in attendance and a decrease in out-of-park revenues of approximately $50 million, both shortfalls due to COVID-19-related park closures in the current period.

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The Company’s season pass base has increased by approximately 80,000 units, or 5%, since mid-June and the reopening of seven parks. By the end of the third quarter, the Company anticipates having more than 1.76 million season passes outstanding heading into the fourth quarter and valid through the end of the 2021 season.

•	As of today, two parks – Cedar Point and Kings Island – remain open on weekends, hosting fall festival events through November 1, when both parks close for the 2020 season.

Liquidity and Balance Sheet Update

As of Sept. 27, 2020, the Company had cash on hand of approximately $215 million, compared with a balance of $301 million as of June 28, 2020, which represents an average cash burn rate(1) of approximately $30 million per month during the third quarter.

Including $359 million available under its revolving credit facility, net of $16 million of letters of credit, the Company had total liquidity of approximately $574 million as of Sept. 27, 2020. Based on this level of liquidity, the Company anticipates it will have ample liquidity to meet its cash obligations through the end of 2021, even if operations remain disrupted.

“The actions we’ve taken to date to manage our cash burn rate and improve our capital structure provide us with the necessary financial flexibility and balance sheet strength to manage through this pandemic-related disruption,” added Zimmerman. “Given the ongoing uncertainty surrounding COVID-19, we will continue to explore ways to further enhance our liquidity position and reduce cash outflows.”

Cedar Fair Entertainment Company – One Cedar Point Drive, Sandusky, Ohio 44870-5259 – 419.627.2233

CEDAR FAIR PROVIDES PRELIMINARY OPERATING RESULTS, UPDATES CURRENT LIQUIDITY POSITION

Oct. 1, 2020

About Cedar Fair

Cedar Fair Entertainment Company (NYSE: FUN), one of the largest regional amusement-resort operators in the world, is a publicly traded partnership headquartered in Sandusky, Ohio. Focused on its mission to make people happy by providing fun, immersive and memorable experiences, the Company owns and operates 13 properties, consisting of 11 amusement parks, four separately gated outdoor water parks, and resort accommodations totaling more than 2,300 rooms and more than 600 luxury RV sites. Cedar Fair’s parks are located in Ohio, California, North Carolina, South Carolina, Virginia, Pennsylvania, Minnesota, Missouri, Michigan, Texas and Toronto, Ontario. The Company also operates an additional theme park in California under a management contract.

Forward-Looking Statements

Some of the statements contained in this news release that are not historical in nature constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements as to the Company’s expectations, beliefs and strategies regarding the future. These forward-looking statements may involve risks and uncertainties that are difficult to predict, may be beyond our control and could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors, including the impacts of the COVID-19 pandemic, general economic conditions, adverse weather conditions, competition for consumer leisure time and spending, unanticipated construction delays, changes in the Company’s capital investment plans and projects and other factors discussed from time to time by the Company in its reports filed with the Securities and Exchange Commission (the “SEC”) could affect attendance at the Company’s parks and cause actual results to differ materially from the Company’s expectations or otherwise to fluctuate or decrease. Additional information on risk factors that may affect the business and financial results of the Company can be found in the Company’s Annual Report on Form 10-K and in the filings of the Company made from time to time with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, information, circumstances or otherwise that arise after the publication of this document.

Cedar Fair Entertainment Company – One Cedar Point Drive, Sandusky, Ohio 44870-5259 – 419.627.2233

CEDAR FAIR PROVIDES PRELIMINARY OPERATING RESULTS, UPDATES CURRENT LIQUIDITY POSITION

Oct. 1, 2020

(1)

Average cash burn rate includes estimated operating expenses, capital expenditures, income tax obligations, and interest payments. The average cash burn rate is net of an estimate of net revenues generated from the limited operations open in 2020.

This news release and prior releases are available under the News tab at http://ir.cedarfair.com

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Cedar Fair Entertainment Company – One Cedar Point Drive, Sandusky, Ohio 44870-5259 – 419.627.2233